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                                                     EXHIBIT 10.14


                              AMENDED AND RESTATED
                              SHAREHOLDER AGREEMENT

         This Amended and Restated Shareholder Agreement is executed as of May 31, 1996 (as in effect from time to time, this "Agreement"), among (a) HomeSide, Inc., a Delaware corporation formerly known as HomeAmerica Capital, Inc. (the "Corporation"), (b) The First National Bank of Boston, a national banking association ("BKB"), (c) Siesta Holdings, Inc. ("Siesta"), (d) Thomas H. Lee Company, a sole proprietorship ("Lee"), (e) Thomas H. Lee Equity Fund III, L.P., and Thomas H. Lee Foreign Fund III, L.P., each a limited partnership organized under the laws of the State of Delaware (collectively, "Lee Fund"), (f) each of the persons listed as Lee Managers on the signature pages hereto ("Lee Managers"), (g) Madison Dearborn Capital Partners, L.P., a limited partnership organized under the laws of the State of Delaware ("Madison Dearborn"), (h) Smith Barney Inc., (i) Robert Morrissey and (j) each other Person who becomes a party to this Agreement by executing an Instrument of Accession in the form of Exhibit A hereto ("Instrument of Accession").

         The Corporation, BKB, Lee, Lee Fund and Madison Dearborn executed a Stockholder Agreement dated as of December 11, 1995 (as amended from time to time, the "Original Agreement") in connection with the acquisition of BancBoston Mortgage Company ("BBMC"). The parties hereto are hereby amending and restating the Original Agreement in connection with the acquisition by the Corporation of HomeSide Holdings, Inc., formerly known as Barnett Mortgage Company ("Barnett Mortgage").

                                    Article 1
                                  Defined Terms

         In addition to the defined terms found elsewhere in this Agreement, as used in this Agreement the following terms shall have the following meanings:

         "Act" means the Securities Act of 1933, as amended.

         "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with. such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" has the meaning set forth in the preamble.

         "Barnett Closing Date" means the date on which the transaction contemplated in the Barnett Purchase Agreement is consummated.
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         "Barnett Management Subscription Agreements" means the Subscription
Agreements dated as of the Barnett Closing Date, among the Corporation and certain officers and employees of Barnett Mortgage, pursuant to which such officers and employees shall purchase shares of Class A Common Stock at the same price per share as a purchase of shares of Class A Common Stock by BKB, the Lee Fund and Madison Dearborn.

         "Barnett Managers" means the officers and employees of Barnett Mortgage who purchase Class A Common Stock pursuant to the Barnett Management Subscription Agreements.

         "Barnett Marketing Agreement" means the Marketing Agreement, to be dated as of the Barnett Closing Date, between Barnett Bank and the Corporation, set forth as Exhibit C to the Barnett Purchase Agreement, as in effect from time to time.

         "Barnett Mortgage" has the meaning set forth in the preamble.

         "Barnett Mortgage Banking Business" means the business heretofore conducted by Barnett Mortgage.

         "Barnett Purchase Agreement" means the Stock Purchase Agreement, dated March 4, 1996, between Barnett Banks, Inc., and the Corporation, and as amended by Amendment No. 1 dated May 31, 1996.

         "BBMC" has the meaning set forth in the preamble.

         "BBMC Closing Date" means the Closing Date as defined in the BBMC Purchase Agreement.

         "BBMC Management Subscription Agreements" means the Subscription Agreements, dated as of May 15, 1996, among the Corporation and certain officers and employees of BBMC, pursuant to which such officers and employees purchased shares of Class A Common Stock at the same price per share as the purchase of shares of Class A Common Stock by Siesta, the Lee Fund and Madison Dearborn.

         "BBMC Managers" means the officers and employees of BBMC who purchase Class A Common Stock pursuant to the BBMC Management Subscription Agreements.

         "BBMC Mortgage Banking Business" means the business heretofore conducted by BBMC.

         "BBMC Purchase Agreement" means the Stock Purchase Agreement, dated as of December 11, 1995, between BKB and the Corporation, as in effect from time to time.

         "BKB" has the meaning set forth in the preamble.

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         "BKBC" means Bank of Boston Corporation, a Massachusetts corporation.

         "BKB Marketing Agreement" means the Marketing Agreement, dated as of the BBMC Closing Date, between BKB and the Corporation, as in effect from time to time.

         "By-laws" means the by-laws of the Corporation, which by-laws shall on the BBMC Closing Date be substantially in the form of Exhibit B to be attached hereto, as in effect from time to time.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Corporation. which Certificate of Incorporation shall on the Barnett Closing Date be substantially in the form of Exhibit A to be attached hereto, as in effect from time to time.

         "Class A Common Stock" means shares of Class A voting common stock, par value $.01 per share, of the Corporation.

         "Class B Non-Voting Common Stock" means shares of Class B non-voting convertible common stock, par value $.01 per share, of the Corporation.

         "Class B Non-Voting Common Stock Issuance Agreement" means the Subscription Agreement, dated prior to the BBMC Closing Date, pursuant to which the Corporation issued 5,714 shares of Class B Non-Voting Common Stock to Smith Barney, Inc. solely in exchange for services, as in effect from time to time.

         "Class C Non-Voting Common Stock" means shares of Class C non-voting common stock, par value $1.00 per share, of the Corporation.

         "Class C Non-Voting Common Stock Purchase Agreement" means the Purchase Agreement, dated prior to the BBMC Closing Date, pursuant to which BKB sold 5,714 shares of Class C Non-Voting Common Stock to a third party, as in effect from time to time.

         "Corporation"  has the meaning set forth in the preamble.

         "Disclosing Party" has the meaning set forth in Article 7.

         "Information" has the meaning set forth in Article 7.

         "Institutional Shareholders" means, collectively, Siesta, BKB, Lee Fund, Lee Holders and Madison Dearborn.

         "Instrument of Accession" has the meaning set forth in the preamble.

         "Lee" has the meaning set forth in the preamble.

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         "Lee Fund has the meaning set forth in the preamble.

         "Lee Managers" has the meaning set forth in the preamble.

         "Madison Dearborn" has the meaning set forth in the preamble.

         "Mortgage Banking Business" means the BBMC Mortgage Banking Business and the Barnett Mortgage Banking Business, collectively.

         "Non-Selling Shareholder" has the meaning set forth in Section 5.1(b).

         "Person" means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

         "Purchase Agreements" means, collectively, the BBMC Purchase Agreement, Barnett Purchase Agreement, the Subscription Agreements, the Barnett and BBMC Management Subscription Agreements, the Class B Non-Voting Common Stock Issuance Agreement and the Class C Non-Voting Common Stock Purchase Agreement, as in effect on the date hereof and without amendment thereto.

         "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, among the Corporation and each of the Shareholders, as in effect from time to time.

         "Related Agreements" means, collectively, the Related Agreements as defined in the Barnett Purchase Agreement and the Related Agreements as defined in the BBMC Purchase Agreement.

         "Risk Management Committee" has the meaning set forth in Section 3.4.

         "Sale Notice" has the meaning set forth in Section 5.3.

         "Selling Shareholder" has the meaning set forth in Section 5.3.

         "Shareholders" means, collectively, Siesta, BKB, Lee Fund, Madison Dearborn, the Lee Managers, Smith Barney, Inc., Robert Morrissey and any other Person who becomes the holder of any Stock transferred from any Shareholder in accordance with the terms hereof.

         "Siesta" has the meaning set forth in the preamble.

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         "Stock" means, collectively, the Class A Common Stock, the Class B
Non-Voting Common Stock, the Class C Non-Voting Common Stock and any other shares of capital stock of the Corporation.

         "Stock Option Plan" means the Corporation's Stock Option Plans, dated as of May 31, 1996, providing for the issuance by the Corporation to certain officers and employees of the Corporation and its Subsidiaries of shares of Class A Common Stock, as in effect from time to time.

         "Subscription Agreements" means the Subscription Agreements, dated as of May 31, 1996, between the Corporation, Siesta, BKB, the Lee Fund, Madison Dearborn and the Lee Managers, and the Subscription Agreement, dated as of December 11, 1996 between the Corporation, BKB, Lee, Lee Fund and Madison Dearborn, each as in effect from time to time.

         "Subsidiary" means any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) entitled ordinarily to vote for the election of such business entity's directors (or in the case of a business entity that is not a corporation, for those Persons exercising functions similar to directors of a corporation).

         "Transfer" means to sell, alienate, assign, participate, encumber or otherwise convey.

                                   Article 2.

                        Certain Regulatory Considerations

         Each of the Shareholders agrees that for so long as BKB or any of BKB's Affiliates or Siesta or any of Siesta's Affiliates shall own, directly or indirectly, any Stock, the Corporation and its Subsidiaries shall not undertake any new activities which are not legally permissible activities for a corporation having a national bank as a holder of that portion of its Stock as is held by BKB or Siesta at that time, and the Corporation and its Subsidiaries shall submit themselves to the extent legally required to the jurisdiction, supervision and examining authority of the Comptroller of the Currency and any and all other appropriate agencies.

                                    Article 3

                                   Governance

         3.1.     Directors.

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         (a)      Each of the Shareholders agrees to vote all shares of Class A
Common Stock owned by such Shareholder or over which such Shareholder has voting control so as to cause the Board of Directors of the Corporation (the "Board") to consist of a total of eleven (11) Directors, who shall be designated as follows:

                  (1)      two (2) members shall be designated by Lee Fund;
                  (2)      one (1) member shall be designated by Madison
                           Dearborn;
                  (3)      three (3) members shall be designated by BKB;
                  (4)      three (3) members shall be designated by Siesta; and
                  (5) two (2) members shall be members of management of the Corporation or its operating subsidiaries, which members shall be the Chairman and the President of the Corporation (unless one person shall be both Chairman and President, in which case the Chairman and President of the Corporation shall be one management member and the other management member shall be another management employee of the Corporation or its operating subsidiaries selected jointly by at least five of the members designated pursuant to clauses (1), (2), (3) and (4)).

         (b) Each Director shall serve at the pleasure of the party or parties which designated such Director and may from time to time be replaced by such party or parties. Each party shall notify the other parties in writing of any person designated by it to serve as a Director and any replacement for such person promptly following such designation or replacement.

         (c) Lee Fund and Madison Dearborn collectively shall be entitled to designate a total of three (3) members as set forth above until they and their respective Affiliates shall own collectively less than one-third of the shares of Class A Common Stock owned by them on the date hereof, at which time they collectively shall be entitled to designate one (1) member. Each of BKB and Siesta shall be entitled to designate the number of members set forth above until such entity and its Affiliates shall own collectively less than one-third of the shares of Class A Common Stock owned by them on the date hereof, at which time the entity whose ownership has been so reduced shall be entitled to designate one (1) member. At such time as (i) Lee Fund, Lee Managers and Madison Dearborn collectively, (ii) BKB or (iii) Siesta, in each case together with their respective Affiliates, shall own less than ten percent (10%) of the number of shares of Class A Common Stock owned by them on the date hereof, they shall lose the right to designate any member. In the event any party loses the right to designate one or more members, the total number of Directors comprising the Board shall be reduced accordingly.

         3.2.     Authority and Meetings.

         (a) Authority. The Board shall have the specific authority delegated to it pursuant to this Agreement and the other Related Agreements, including, without limitation, the Certificate of Incorporation and the By-laws. Except as otherwise set forth in Section 3.4, all action permitted to

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be taken by the Directors shall be duly authorized if approved by a majority in number of all of the Directors.

         (b) Meetings. The Board will meet as often as the members deem necessary, presently contemplated to be at least four times per year. Meetings of the Board may be attended by other representatives of Siesta, BKB, Lee Fund or Madison Dearborn and other persons related to the Corporation as agreed to from time to time by the Board. Actions of the Board may also be taken without a meeting by unanimous written consent of the Board. Any one of Siesta, BKB or Lee Fund may call a meeting of the Board upon reasonable prior notice.

         3.3.     Risk Management Committee; Other Committees.

         (a) The Board shall establish a committee (the "Risk Management Committee") which will monitor execution of the interest rate policies of the Corporation by management of the Corporation, subject to oversight by the Board. The Committee shall be staffed by individuals, who may or may not be Directors, selected by the Board and shall at all times include at least two representatives of Siesta, two representatives of BKB, and two representatives of Lee Fund and Madison Dearborn collectively (including at least one designee of Madison Dearborn so long as it is entitled to designate at least one (1) director pursuant to Section 3.1 hereof), in each case so long as such Person has the right to designate a member of the Board of Directors pursuant to
Section 3.1(a). Subject to the foregoing, each person shall serve as a member of the Risk Management Committee at the pleasure of the Board.

         (b) The Risk Management Committee will meet as often as the members deem necessary. Unless otherwise agreed to by Siesta, BKB and Lee Fund, the Risk Management Committee shall meet at least monthly. Meetings of the Risk Management Committee may be held in person or telephonically. The attendance of a majority of the members of the Risk Management Committee shall constitute a quorum for purposes of any meeting of the Risk Management Committee. Actions of the Risk Management Committee may also be taken without a meeting by unanimous written consent of all the members thereof.

         (c) The Board will establish a policy, the implementation of which will be monitored by the Risk Management Committee, by which the Corporation will seek to protect the value of the Corporation's assets and to dampen as nearly as may be practicable the cyclicality of quarterly earnings utilizing such techniques as entering into hedging transactions and selling mortgage servicing to offset in part losses that may be incurred on hedging instruments in any quarter, with the underlying goal of such policy being to enhance the long term value of the business of the Corporation.

         (d) Except as otherwise provided in Section 3.6, at least one director designated pursuant to each of (i) clauses (1) or (2), (ii) clause (3), and (iii) clause (4) of Section 3.1(a) shall have the right to serve on any committee of the Board which is established.

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         3.4.     Super Majority Consent.

         (a) Notwithstanding the provisions of the By-laws regarding voting requirements, no Major Action (as defined in sub-paragraph (b) below), shall be effective unless approved by consent of at least (i) a majority of the total number of Directors designated pursuant to clauses (1) and (2) of Section 3.1(a), (ii) a majority of the Directors designated pursuant to clause (3) of
Section 3.1(a), and (iii) a majority of the Directors designated pursuant to clause (4) of Section 3.1(a).

         (b) For purposes of this Agreement, "Major Action" means each of the following:

                  (i) the merger or consolidation of the Corporation or any of its Subsidiaries with, or the sale of all or substantially all of the stock or assets of the Corporation or any of its Subsidiaries to, any other Person in a transaction as a result of which the consideration received by the shareholders of the Corporation (A) is cash or securities issued by a Person other than the Corporation or a Subsidiary of the Corporation having an aggregate value less than the book value of the Corporation or such Subsidiary, or (B) consists of consideration other than cash or securities which Barnett Banks, Inc., BKB and their Affiliates may lawfully hold; or

                  (ii) except as expressly contemplated by this Agreement and the Related Agreements, the Corporation or any of its Subsidiaries entering into any agreement, commitment, or transaction (including, without limitation, any amendment of or waiver (other than an amendment or waiver which would not adversely affect the business of the Corporation, BBMC or Barnett Mortgage or the benefits afforded the Corporation, BBMC or Barnett Mortgage) under the Barnett Purchase Agreement or the BBMC Purchase Agreement) with Siesta, BKB, Lee Fund or Madison Dearborn or any of their respective Affiliates (each a "Related Party Transaction"); or

                  (iii) the removal or election of the Corporation's or any of its direct subsidiaries' Chairman, President, Chief Financial Officer or head of risk management.

         (c) Notwithstanding any provisions of this Agreement or any Related Agreement, express or implied to the contrary, no issuance of capital stock of the Corporation (other than an underwritten public offering made under the Act or in connection with a transaction pursuant to the exercise of Lee's rights contained in Sections 3.6 or 5.5 hereof) may be effected (i) without the consent of Siesta if such issuance is the first issuance which would cause the greater of (A) the number of shares of Stock owned by Siesta, as of the date hereof (adjusted for any stock splits, stock dividends and the like) and (B) the number of shares of Stock owned by Siesta following such transaction to represent below 20% of the outstanding capital stock of the Corporation for equity accounting purposes and (ii) without the consent of BKB if such issuance is the first issuance which would cause the greater of (A) the number of shares of Stock owned by BKB, as of the date hereof (adjusted for any stock

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splits, stock dividends and the like) and (B) the number of shares of Stock owned by BKB following such transaction to represent below 20% of the outstanding capital stock of the Corporation for equity accounting purposes.

         3.5 Certain Prohibited Transfers. The Shareholders acknowledge and agree that it is in their mutual best interests to prohibit the Transfer of the Corporation's business to a limited number of direct competitors of one or more of the Shareholders. Accordingly, notwithstanding the provisions of the by-laws regarding voting requirements or any other provisions of this Agreement, the Corporation may not issue Stock or Transfer assets of the Corporation (other than Transfers of assets in the ordinary course of business consistent with past practice) to any one or more of the Persons listed on Schedules 5.2A or B attached hereto, or to any successor or one or more affiliates of such Persons, unless otherwise consented to by Siesta (in the case of the Persons listed on Schedule 5.2A attached hereto) or BKB (in the case of the Persons listed on
Schedule 5.2B attached hereto). In addition, notwithstanding the provisions of the by-laws regarding voting requirements or any other provisions of this Agreement, the Corporation may not Transfer servicing rights of the Corporation to any one or more of the Persons listed on Schedule 5.2A or B attached hereto, or to any successor or one or more affiliates of such Persons, unless otherwise consented to by Siesta (in the case of the Persons listed on Schedule 5.2A attached hereto) or BKB (in the case of the Persons listed on Schedule 5.2B hereto). In addition, the Corporation may not specifically target for sale by the Corporation the servicing rights of mortgage loans originated by Barnett Banks, Inc. or its Affiliates (other than the Corporation) in determining servicing rights to be sold by the Corporation.

         3.6.     IPO and Sale Committees.

         (a)      The Board shall establish, and subject to the provisions of
Section 5.7 the Board shall maintain, a committee (the "IPO Committee") which shall be delegated the authority to cause the Corporation to undertake an initial public offering of the Corporation's common stock under the Act and, subject to the terms of this Agreement and the Related Agreements, to take all actions necessary in connection with the initial public offering of the common stock of the Corporation. The IPO Committee shall be staffed by directors designated pursuant to clause (1) of Section 3.1(a) and such other individuals as such designees may determine from time to time. The IPO Committee will meet as often as the members deem necessary. Meetings of the IPO Committee may be held in person or telephonically. The attendance of a majority of the members of the IPO Committee shall constitute a quorum for purposes of any meeting of the IPO Committee. Actions of the IPO Committee may also be taken without a meeting by unanimous written consent of all the members thereof. Each Shareholder agrees to take such action in its capacity as a Shareholder of the Corporation, including without limitation voting its shares of Stock and instructing its designees on the Board of Directors to take action, as may be reasonably requested by the IPO Committee in connection with any such initial public offering; provided that nothing herein shall circumvent any Shareholder's rights under this Agreement or any Related Agreement (including, without limitation, affecting any Shareholder's rights with respect to such offering contained in any Related Agreement).

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         (b)      The Board shall establish, and so long as Lee, Lee Fund, Lee
Managers, Madison Dearborn and their respective Affiliates collectively hold at least seventy percent (70%) of the number of shares of Stock collectively owned by them on the Barnett Closing Date the Board shall maintain, a committee (the "Sale Committee") which shall be delegated the authority to cause the Corporation to undertake any merger or consolidation of the Corporation with or the sale of all or substantially all of the stock or assets of the Corporation to, any Person in a transaction which is not a Major Action (a "Permitted Sale"). The Sale Committee shall be staffed by directors designated pursuant to clause (1) of Section 3.1(a) and such other individuals as such designees may determine from time to time. The Sale Committee will meet as often as the members deem necessary. Meetings of the Sale Committee may be held in person or telephonically. The attendance of a majority of the members of the Sale Committee shall constitute a quorum for purposes of any meeting of the IPO Committee. Actions of the Sale Committee may also be taken without a meeting by unanimous written consent of all the members thereof. The Sale Committee shall be granted authority to take all actions necessary in connection with a Permitted Sale, subject to the terms of this Agreement and the Related Agreements. Each Shareholder agrees to take such action in its capacity as a Shareholder of the Corporation, including without limitation voting its shares of Stock and instructing its designees on the Board of Directors to take action, as may be reasonably requested by the Sale Committee in connection with any such Permitted Sale; provided, that nothing herein shall circumvent any Shareholder's rights under this Agreement or any Related Agreement.

         3.7 Action by Shareholders. Each Shareholder agrees that such Shareholder will not vote any Class A Common Stock owned by such Shareholder or over which such Shareholder has voting control, or take any action by written consent, or take any other action as a shareholder of the Corporation, to circumvent the arrangements set forth in this Article 3. Without limiting the generality of the foregoing, each Shareholder agrees not to (a) vote any Stock owned by such Shareholder or over which such Shareholder has voting control, or take any other action as a shareholder of the Corporation to approve any corporate action or transaction by the Corporation not previously approved by the Board of Directors elected and acting in accordance with this Article 3 or
(b) commence or maintain any shareholder's derivative suit challenging any action or transaction approved by the Board so elected and so acting. Each Shareholder further agrees to take such action in its capacity as a shareholder of the Corporation as may be reasonably requested by the Board of Directors of the Corporation in connection with the proposed merger or consolidation of the Corporation or its Subsidiaries or the sale of all or substantially all of the assets of the Corporation or its subsidiaries, if such transaction has been approved by the Board of Directors of the Corporation pursuant to this Agreement, including without limitation voting its shares of stock in favor of such transaction.

         3.8 Related Party Transactions. Following the consummation of its initial public offering of equity securities, the Corporation covenants that it shall not, and will not permit any of its Subsidiaries, to enter into any transaction (including without limitation the purchase, sale, rental or exchange of any property or services, or any loans, advances or guarantees) with any stockholder, director, officer, agent, partner, employee or Affiliate of the Corporation, other than

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upon fair and reasonable terms no less favorable to the Corporation and its
Subsidiaries than would be obtained in a comparable arms-length transaction with any other Person not so affiliated, except for transactions contemplated by agreements entered into on or prior to the date hereof. The provisions of this
Section 3.8 shall survive termination of this Agreement and expire on the tenth anniversary of the date hereof.

                                    Article 4

                                Preemptive Rights

         4.1. Preemptive Rights. Except for the issuance of shares of Class A Common Stock (or securities convertible into or containing options or rights to acquire shares of Class A Common Stock) (a) pursuant to an underwritten public offering made under the Act, (b) as consideration for an acquisition approved by the Board of Directors of assets or the capital stock of any Person,
(c) upon conversion of another series or class of capital stock, (d) pursuant to a stock split, stock dividend or other similar form of recapitalization, (e) pursuant to an incentive compensation plan approved by the Board of Directors, or (f) pursuant to the Purchase Agreements, if the Corporation authorizes the issuance and sale of any shares of any class of capital stock or any securities convertible into or containing options or rights to acquire any shares of any class of capital stock, the Corporation will first offer to sell to each Shareholder a pro rata portion of such securities based upon the percentage of the outstanding shares of Class A Common Stock (on a fully-diluted basis, giving effect to any options or warrants then exercisable) held by such Shareholder. Each Shareholder will be entitled to purchase all or part of such stock or securities at the same price and on the same terms as such stock or securities are to be offered to any other Persons.

         4.2. Shareholders' Exercise Of Right. Each Shareholder entitled to purchase securities under this Article 4 who wishes to exercise its purchase rights hereunder must do so within 20 days after receipt of written notice from the Corporation describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms, the identity of the proposed purchaser, if known, and such Shareholder's percentage allotment. Each Shareholder shall have a right of over-allotment so that if and to the extent any Shareholder does not exercise its right to purchase securities pursuant to this Article 4, the other Shareholders shall have the right to purchase such unsubscribed shares, such right of over-allotment to be exercised pro rata in proportion to the number of shares of Class A Common Stock owned (on a fully-diluted basis) by each Shareholder who exercises such over-allotment right. Such over-allotment right may be exercised at any time within ten (10) days after expiration of the twenty (20) day period described in the first sentence of this Section 4.2.

         4.3. Corporation's Exercise Of Right. Upon the expiration of the offering period described above, the Corporation will be free to sell such stock or securities which the Shareholders entitled to purchase such stock or securities have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers

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thereof. in the aggregate, than those offered to such Shareholders. Any stock or securities offered or sold by the Corporation after such 90-day period must be reoffered to the Shareholders entitled to purchase such stock or securities pursuant to the terms of this Article 4.

                                    Article 5

                            Transferability of Shares

         5.1. Restrictions on Transfer. Except for (i) transfers among Shareholders, (ii) transfers by Madison Dearborn, Lee Fund or Lee Managers to investors reasonably acceptable to Siesta and BKB, (iii) transfers by any Shareholder to its respective Affiliates, (iv) transfers by pledge or hypothecation to a financial institution which agrees that no Stock so pledged or hypothecated may be transferred to it or to any other Person except in accordance with the terms of this Agreement, (v) transfers pursuant to public offerings made in accordance with the terms of the Registration Rights Agreement, (vi) the transfer of shares of Class C Non-Voting Common Stock by BKB pursuant to the Class C Non-Voting Common Stock Purchase Agreement and (vii) transfers of Class B Non-Voting Common Stock by Smith Barney Inc. to its Affiliates, no Shareholder may Transfer all or any part of any Stock without complying with the provisions of this Article V.

         5.2 Prohibited Transfers. The Shareholders acknowledge and agree that it is in their mutual best interest to prohibit the Transfer of Stock to a limited number of direct competitors of one or more of the Shareholders. Accordingly, the Shareholders agree that unless otherwise consented to by Siesta (in the case of the Persons listed on Schedule 5.2A attached hereto) or BKB (in the case of the Persons listed on Schedule 5.2B attached hereto), no Shareholder may Transfer any share of Stock to any one or more of the Persons listed on Schedules 5.2A and B attached hereto, or to any successor or one or more Affiliates of such Persons.

         5.3 Right of First Offer. In the event that (i) the Board of Directors intends to vote in accordance with the terms of Article 3 to merge or consolidate the Corporation or any of its Subsidiaries, or to sell all or substantially all of the stock or assets of the Corporation or any of its Subsidiaries, or (ii) Lee Fund, Lee Managers, Madison Dearborn or their respective Affiliates, BKB or its Affiliates, or Siesta or its Affiliates (in any such case, the "Transfer Shareholder") intend to transfer any Stock, in each case to an unaffiliated third party, the Board of Directors or the Transfer Shareholder, as the case may be, shall first give notice (the "Transfer Notice") of such proposed action to the Shareholders not participating in such Transfer (the "Non-Transfer Shareholders"), specifying in reasonable detail such proposed action. Within 15 days after delivery of the Transfer Notice (in the event of clause (ii) of the first sentence of this paragraph), the Board of Directors, by majority vote of all of the Directors designated by the Non-Transfer Shareholders, shall determine whether the Corporation shall make an offer (a "Company Offer") to acquire the stock of the Corporation which is the subject of the Transfer Notice (the "Subject Property") and, if so, the terms thereof. If, in connection with an event described in clause (ii) of the first sentence of this paragraph, the Corporation does not make a Company Offer, or, in connection with an event described in clause (i) of the first sentence of this paragraph, any Non-Transfer Shareholder may, by the earlier of (x) 5 days after the determination by the Board of Directors not to make a Company Offer, if applicable, or (y) 20 days after delivery of the Transfer Notice, make an offer (a "Shareholder Offer") to acquire the Subject Property. Any Company Offer and any Shareholder Offer may not include consideration other than cash and/or securities which BKB and its Affiliates and Siesta and its Affiliates may lawfully hold (and any securities so included will be valued at the fair market value thereof), may not be subject to any closing conditions (other than regulatory or other legally required approvals, lack of material adverse change, material accuracy of representations and warranties and lack of injunction or illegality prohibiting the transaction from taking place) and must remain open for a period of at least 21 days from the date of delivery thereof. The Board of Directors or the Transfer Shareholder, as the case may be, may, but shall not be obligated to, accept any Company Offer or Shareholder Offer. The Board of Directors or the Transfer Shareholder, as the case may be, shall have 180 days following delivery of the Transfer Notice within which to Transfer the Stock or assets subject to the Transfer Notice; provided, however, that such Transfer shall be on terms and conditions, including price, which are more favorable to the Corporation and its shareholders than the terms most favorable to the Corporation and its Subsidiaries specified in the Company Offer or the Shareholder Offer, as the case may be. If within such 180 day period the Corporation or the Transfer Shareholder, as the case may be, do not enter into such an agreement then the Corporation or the Transfer Shareholder, as the case may be, may not thereafter enter into any such agreement without again complying with the provisions of this Section 5.3.

         5.4 Co-Sale Right. Subject to the provisions of Section 5.3, if a Selling Shareholder enters into an agreement to Transfer any or all of the Shares of Stock owned by such Selling Shareholder or its Affiliates, such Selling Shareholder shall deliver a written notice (the "Sale Notice") to the Non-Selling Shareholders and the Corporation specifying in reasonable detail the price, terms and conditions of such purchase and the identity of the purchaser. The Non-Selling Shareholders shall be entitled, by notice to the Selling Shareholder and the Corporation within 15 days after receipt of the Sale Notice, to elect to sell shares of Stock of the class or classes being sold which are owned by the Non-Selling Shareholders and their Affiliates at the price and on the terms and conditions specified in the Sale Notice. If any Non-Selling Shareholder(s) elects to sell, then the Selling Shareholder and such Non-Selling Shareholders who elect to sell shall be entitled to sell Stock of the class or classes being sold on a pro-rata basis based upon the relative percentages of such Shareholders' respective ownership of Stock of the class or classes being sold. Such sale shall be completed within 90 days after delivery of the Sale Notice, except that the closing of such sale may be delayed for up to 90 additional days pending completion of all regulatory filings, expiration of all waiting periods and receipt of all required regulatory approvals. In the event the Selling Shareholder does not complete such sale within such period, or all of such Stock shall not have been sold, then any subsequent proposed sale of any such Stock shall be once again subject to the provisions of this paragraph (b). For purposes of this Section all shares of Class A Common Stock of the Corporation and Class B Non-Voting Common Stock of the Corporation shall be considered to be a single class on an as converted basis.

         5.5. Take-Along Right. Subject to the provisions of Section 5.3, so long as Lee Fund, Lee Managers and Madison Dearborn and their respective Affiliates collectively hold at least seventy percent (70%) of the number shares of Stock owned by them on the Barnett Closing Date, and they wish to sell all of their shares of Stock to an unaffiliated third party in an arm's length transaction, and the consideration to be received (a) has a value which is not less than the book value of the Corporation, and (b) consists of cash and/or securities which Barnett Banks, Inc., BKB and their respective Affiliates (if then shareholders of the Corporation) may lawfully hold, then all of the Shareholders shall sell all of their shares of Stock of the Corporation to such third party on the same terms and conditions, including price, as the other Shareholders.

         5.6. Additional Restrictions. Anything contained in the foregoing provisions of this Article 5 expressed or implied to the contrary notwithstanding:

                  (a) The Board may, in addition to any other requirement that they may impose, require as a condition of any Transfer of any Stock that the transferor furnish to the Corporation an opinion of counsel satisfactory (both as to such opinion and as to such counsel) to counsel to the Corporation that such sale, transfer, assignment, exchange, or other disposition complies with applicable federal and state securities laws.

                  (b) Each transferee of Stock shall execute and deliver an Instrument of Accession whereby such transferee becomes a party to this Agreement.

                  (c) Any sale, transfer, assignment, exchange, or other disposition of Stock in contravention of any of the provisions of this Article 5 shall be void and ineffectual and shall not bind or be recognized by the Corporation.

         5.7 Lee/Madison Dearborn Transfers. Anything contained in the foregoing provisions of this Article 5 or in any Related Agreement expressed or implied to the contrary notwithstanding, following the Transfer of 50% or more of the shares of Stock collectively owned on the Barnett Closing Date by Lee Fund, Lee Managers, Madison Dearborn and their respective Affiliates to Persons who are not Affiliates of Lee or Madison Dearborn, the rights of Lee Fund and Lee Managers under the Registration Rights Agreement to a demand registration prior to a Public Offering (as defined therein) and under the provisions of
Section 3.6(a) hereof shall terminate; provided, however, that following such a Transfer such rights shall inure to the benefit of their Transferees.

                                    Article 6

                                 Non-Competition

         (a) Subject to paragraph (iii) below, during the period commencing on the date hereof and ending on the date of termination of this Agreement (the "Restricted Period"), (i) none of the Shareholders shall, nor shall they permit any of their Affiliates to, engage (other than as a shareholder in the Corporation) directly or indirectly, alone or as a shareholder (other than as a holder of less than five percent (5%) of the common stock of any publicly traded corporation), partner or holder of any other ownership interest, in the Mortgage Banking Business anywhere within North America, and (ii) none of the Shareholders shall direct to any competitor of the Corporation any customer or prospective customer of the Corporation for services of a kind provided by the Corporation (except as permitted under any Related Agreement); provided, however, that this Article 6 shall not prohibit BKB from originating mortgages through its normal retail origination channels, including so-called consumer direct mortgage origination targeted to New England, purchasing non-conforming mortgages or from conducting any activities permitted under any Related Agreement, nor shall it prohibit Barnett from transacting any business other than a mortgage correspondent business or from conducting any activities permitted under any Related Agreement; and provided further that this
Article 6 shall not prohibit the ownership and operation by Shareholder of a competing Mortgage Banking Business as a result of Changed Circumstances so long as the following conditions are satisfied:

                  (i) Either (1) such Shareholder shall offer by written notice to the Corporation (the "Offer") to sell such competing Mortgage Banking Business within two months after the occurrence of such Changed Circumstances to the Corporation at fair market value, as specified in such written notice and determined within such two month period by an independent appraiser selected jointly by such Shareholder and by the Corporation's Board of Directors (without involvement of any director designated by such Shareholder) or (2) such Shareholder shall, by written notice to the Corporation within two months after the occurrence of such Changed Circumstances, elect to terminate its rights under Sections 3.1 and 3.4 of this Agreement.

                  (ii) The Corporation shall have two months after receipt of an Offer to accept such Offer, which decision shall be made without involvement of any director designated by such Shareholder and shall be made by a majority of the remaining directors, which majority shall include a majority of the directors designated pursuant to Section 3.1(a) by each of (i) Lee Fund and Madison Dearborn collectively, (ii) BKB and (iii) Siesta, in each case to the extent such Shareholder is not delivering the Offer contemplated hereby. If the Corporation does not accept such Offer within such two month period, such Shareholder shall have four months, commencing upon the first to occur of the Corporation's rejection of the Offer or the passage of two months after the Offer is made, to sell such competing Mortgage Banking Business to any other party; provided, however, that in the case of Changed Circumstances described in (i), (iii) or (v) of paragraph (b) below, if the applicable Shareholder has entered into a binding agreement to sell such competing Mortgage Banking Business and such Shareholder is prepared to consummate such sale within such four month period but for the receipt of all necessary regulatory approvals, completion of all necessary regulatory filings, or the expiration of all regulatory waiting periods, such four month time period shall be extended for up to an additional four months pending receipt of such regulatory approvals, completion of such regulatory filings and expiration of such regulatory waiting periods. If such Shareholder fails to complete such sale within such four month period (as such period may be extended in accordance with the immediately preceding sentence), such Shareholder shall be obligated again to offer such competing Mortgage Banking Business to the Corporation before entering into an agreement to sell the same to any other person, in which case the time periods specified above shall commence anew.

                  (iii) If such Shareholder sells such competing Mortgage Banking Business within such four month period (as such period may be extended in accordance with paragraph (ii) above), or in the event such competing Mortgage Banking Business's mortgage servicing portfolio was $5 billion or less when acquired by such Shareholder or any of its Affiliates and the aggregate mortgage servicing portfolio then owned by such Shareholder and its Affiliates (other than through ownership of the Corporation) is not greater than $10 billion, then such Shareholder shall be free of the provisions of this Article 6 with respect to such competing Mortgage Banking Business and its rights under Sections 3.1 and 3.4 hereof shall continue unaffected by such Changed Circumstances.

                  (iv) For so long as such Shareholder or its Affiliates retain any mortgage servicing portfolio greater than $5 billion acquired in any single Changed Circumstance or greater than $10 billion acquired in any series of Changed Circumstances, then immediately after expiration of the four month period specified above (as such period may be extended in accordance with paragraph (ii) above) within which the Shareholder may sell such Mortgage Banking Business, such Shareholder shall have no rights under Sections 3.1 and 3.4 hereof and such rights shall automatically terminate.

         (b) Changed Circumstances for purposes of this Article 6 shall mean, (i) an acquisition by a Shareholder of a previously unaffiliated Person,
(ii) an acquisition of BKBC or an Affiliate of BKBC by a previously unaffiliated Person, (iii) an acquisition of Barnett Banks, Inc. or an Affiliate of Barnett Banks, Inc. by an unaffiliated Person, (iv) a merger, consolidation or other business combination by and between BKBC or an Affiliate of BKBC and a previously unaffiliated Person, or (v) a merger, consolidation or other business combination by and between Barnett or an Affiliate of Barnett and a previously unaffiliated Person. Nothing in this Article 6 shall be deemed to affect or apply to the acquisition by Lee Fund , Lee Managers or Madison Dearborn or their respective Affiliates of an equity interest of less than 20% in a bank or other financial institution which has an Affiliate engaged in the Mortgage Banking Business.

         (c) Notwithstanding anything to the contrary in the Related Agreements, during the Restricted Period the Corporation may not, within the states of Massachusetts, Connecticut or

Rhode Island, offer or market through retail branches in those states any products or services which are competitive with products or services which are then being marketed in those states by BKB or its Affiliates, or within the State of Florida (other than within a 50-mile radius of Jacksonville at the same level as such products or services are being offered or marketed on the date hereof) offer or market through retail branches in that State any products or services which are competitive with products or services which are then being marketed in that State by Barnett Banks, Inc. or its Affiliates.

                                    Article 7

                                 Confidentiality

         Each Shareholder shall hold, and shall cause its respective Affiliates and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a banking or other regulatory authority is necessary in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, reports, instruments, computer data and other data and information (collectively, "Information") concerning the other parties (or, if required under a contract with a third party, such third party) furnished it by such other party or its representatives pursuant to this Agreement or any other Related Agreement, except to the extent that such Information can be shown to have been (a) previously known by such party on a non-confidential basis, (b) available to such party on a non-confidential basis from a source other than the disclosing party, (c) in the public domain through no fault of such party or (d) later lawfully acquired from other sources by the party to which it was furnished, and no party shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers, other consultants and advisors and, to the extent permitted above, to bank regulatory authorities. In the event that a party to this Agreement becomes compelled to disclose any Information in connection with any necessary regulatory approval or by judicial or administrative process, such party shall provide the party who provided such Information (the "Disclosing Party") with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive the terms of the Confidentiality Agreement between BKB and Lee, Barnett Banks, Inc. and Lee or BKB and Barnett Banks, Inc., as the case may be. In the event that such protective order, other remedy or waiver is not obtained, only that portion of the Information which is legally required to be disclosed shall be so disclosed. Notwithstanding the foregoing, (i) each of Lee Fund and Madison Dearborn can include summary information concerning the financial condition, business and results of operation of the Corporation to its partners and (ii) each of Siesta and BKB can provide information concerning the Corporation to analysts or others in connection with routine types of corporate communications relating to Siesta or BKB, as the case may be.

                                    Article 8

                                Additional Legend

         So long as any Stock is subject to the provisions hereof, all certificates or instruments representing Stock will have imprinted on them the following legend:

         The shares represented by this certificate are subject to the terms of a certain Amended and Restated Shareholder Agreement, dated as of May 31, 1996, among the issuer of this certificate and certain stockholders (the "Stockholder Agreement"). The Stockholder Agreement contains certain restrictive provisions relating to the voting and transfer of shares of the stock represented hereby. A copy of the Stockholder Agreement is on file at the Corporation's principal offices. Upon written request to the Corporation's Secretary, a copy of the Stockholder Agreement will be provided without charge to appropriately interested persons.

                                    Article 9

                                     General

         9.1. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by written telecommunication, as follows:

         If to BKB:

         The First National Bank of Boston
         100 Federal Street, 01-25-08
         Boston, Massachusetts 02110
         Attention: Mr. Peter J. Manning

         with a copy sent contemporaneously to:

         Bingham, Dana & Gould
         150 Federal Street
         Boston, Massachusetts  02110
         Attention: Norman J. Shachoy, Esq.

         If to Lee, Lee Managers or the Lee Fund:

         Thomas H. Lee Company
         75 State Street
         Boston, Massachusetts 02109
         Attention: David V. Harkins

         with a copy sent contemporaneously to:

         Hutchins, Wheeler & Dittmar
         A Professional Corporation
         101 Federal Street
         Boston, Massachusetts 02110
         Attention: James Westra, Esq.

         If to Madison Dearborn:

         Madison Dearborn Capital Partners, L.P.
         3 First National Plaza, Suite 1330
         Chicago, Illinois 60602
         Attention: Justin S. Huscher

         with a copy sent contemporaneously to:

         Kirkland & Ellis
         200 East Randall Street
         Chicago, Illinois 60601
         Attention: William S. Kirsch, Esq.

         If to Siesta:

         3800 Howard Hughes Parkway
         Suite 1560
         Las Vegas, Nevada 89109
         Attention: Bryan E. Buchholz
         Phone: (702) 735-1832
         Fax:   (702) 735-1723
         with a copy sent contemporaneously to:

         Barnett Banks, Inc.
         50 North Laura Street
         Jacksonville, Florida 32202-3638
         Attention: Hinton Nobles

         and to:

         Fried, Frank, Harris, Shriver & Jacobson
         One New York Plaza
         New York, New York 10004-1980
         Attention: Gail Weinstein, Esq.

         9.2. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) together with the Related Agreements contains the entire understanding of the parties hereto and thereto, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof and this Agreement may not be amended except by a written instrument hereafter signed by holders of not less than eighty percent (80%) of the outstanding shares of Class A Common Stock; provided, however, that no amendment, restatement or modification which adversely affects the rights of any party hereto shall be effective without the consent of such party. No waiver of any provision of this Agreement shall be effective unless evidenced by a written instrument signed by the waiving party. Each of the parties hereto further acknowledge and agree that, in entering into this Agreement and entering into the Related Agreements, they have not in any way relied upon any oral or written agreements, statements. promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Related Agreements.

         9.3. Remedies. The Shareholders will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Shareholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement. the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute.

         9.4. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

         9.5. Waiver of Certain Damages. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

         9.6. Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

         9.7. Assigns. This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement and the Related Agreements nor the obligations of any party hereunder or thereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto or thereto.

         9.8. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the parties hereto, any rights or remedies under or by reason of this Agreement.

         9.9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original. but all of which together shall constitute one and the same instrument.

         9.10. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

         9.11. Severability. The invalidity or unenforceability of any particular provision of this Agreement or any Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

         9.12. Term. Except as otherwise expressly set forth herein, this Agreement shall terminate on the first to occur of (i) consummation of one or more public offerings of equity securities of the Corporation with aggregate offering price to the public of at least $50,000,000, or (ii) the tenth anniversary of the date of execution of the Agreement.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.


                         HOMESIDE, INC.


                         By: /s/ Joe K. Pickett
                            ---------------------------------------
                               Name: Joe K. Pickett
                               President


                         THE FIRST NATIONAL BANK OF BOSTON


                         By: /s/ Peter J. Manning
                            ---------------------------------------
                               Name: Peter J. Manning
                               Title: Executive Director


                         THOMAS H. LEE COMPANY


                         By: /s/ Thomas M. Hagerty
                            ---------------------------------------
                               Name: Thomas M. Hagerty
                               Title: Managing Director


                         THOMAS H. LEE EQUITY FUND III, L.P.

                               By: Equity Advisors III Limited Partnership, its general partner

                               By:  THL Equity Trust III, its general partner


                         By: /s/ Thomas M. Hagerty
                            ---------------------------------------
                               Name: Thomas M. Hagerty
                               Title: Vice President

                         THOMAS H. LEE FOREIGN FUND III, L.P.

                         By: Equity Advisors III Limited Partnership, its general partner

                               By:  THL Equity Trust III, its general partner


                         By: /s/ Thomas M. Hagerty
                            ---------------------------------------
                               Name: Thomas M. Hagerty
                               Title: Vice President

                         MADISON DEARBORN CAPITAL PARTNERS,
                         L.P.

                         By:   Madison Dearborn Partners, Inc.,
                               its General Partner


                         By: /s/ Justin S. Huscher
                            ---------------------------------------
                               Name: Justin S. Huscher
                               Title: Vice President


                         SIESTA HOLDINGS, INC.


                         By: /s/ Bryan E. Buchholz
                            ---------------------------------------
                               Name: Bryan E. Buchholz
                               Title:


                         SMITH BARNEY, INC.


                         By:
                            ---------------------------------------
                               Name:
                               Title:


                         /s/ Robert Morrissey
                         ----------------------------
                         Robert Morrissey

                                   Lee Managers

/s/ David V. Harkins                       /s/ Soren L. Oberg
- -------------------------                  -----------------------------
David V. Harkins                           Soren L. Oberg

/s/ Thomas R. Shepherd                     /s/ Scott L. Jaeckel
- -------------------------                  -----------------------------
Thomas R. Shepherd                         Scott L. Jaeckel

/s/ Scott A. Schoen                        /s/ Simon E. Brown
- -------------------------                  -----------------------------
Scott A. Schoen                            Simon E. Brown

/s/ C. Hunter Boll                         /s/ Darius C. Brooks
- -------------------------                  -----------------------------
C. Hunter Boll                             Darius C. Brooks

/s/ Anthony J. DiNovi                      /s/ Charles W. Robins
- -------------------------                  -----------------------------
Anthony J. DiNovi                          Charles W. Robins

/s/ Thomas M. Hagerty                      /s/ James Westra
- -------------------------                  -----------------------------
Thomas M. Hagerty                          James Westra

/s/ Joseph J. Incandela                    /s/ Barbara F. Lee
- -------------------------                  -----------------------------
Joseph J. Incandela                        Barbara F. Lee

/s/ Warren C. Smith, Jr.
- -------------------------
Warren C. Smith, Jr.                       Robert Schiff Lee 1988 Irrevocable
                                            Trust

/s/ Seth W. Lawry                          By: /s/ Charles W. Robins
- -------------------------                      -------------------------
Seth W. Lawry                                  Trustee aforesaid and not
                                               individually
                                           Stephen Zachary Lee 1988 Irrevocable
/s/ Kent R. Weldon                          Trust
- -------------------------
Kent R. Weldon

/s/ Wendy L. Masler                        By: /s/ Charles W. Robins
- -------------------------                      --------------------------
Wendy L. Masler                                Trustee aforesaid and not
                                               individually

/s/ Andrew D. Flaster                      /s/ Warren C. Smith, Jr.
- -------------------------                  -----------------------------
Andrew D. Flaster                          Warren C. Smith as trustee of
                                           Martha Marks Irrevocable Family Trust
/s/ Kristina A. Weinberg
- -------------------------
Kristina A. Weinberg

                                          /s/ Sheryll J. Harkins
                                          ---------------------------------
Thomas H. Lee Company                     Sheryll J. Harkins as trustee of
                                          Jessica Ashley Harkins Gift Trust


By: /s/ Wendy L. Masler                   /s/ Sheryll J. Harkins
   ----------------------                 ---------------------------------
     Name:                                Sheryll J. Harkins as trustee of Jason
     Title:                               Edward Harkins Gift Trust

/s/ Scott M. Sperling
- -------------------------
Scott M. Sperling